UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 6th, 2004

                          DRAGON GOLD RESOURCES, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                 000-50541             88-0507007
----------------------------      ----------       ------------------
(State or other jurisdiction     (Commission         (IRS Employer
     of incorporation)            File Number)     Identification No.)


                 338 Euston Road, London, United Kingdom NW1 3BT
                 -----------------------------------------------
            (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code 44-207-416-4920


                                      N/A
                                      ---
                        (Former name or former address,
                          if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.01  CHANGE IN CONTROL OF REGISTRANT

     On September 6th, 2004, Gregory Corcoran, a former director and the former Chief Executive Officer of the Registrant, sold an aggregate of 11,600,000 shares of the Registrant's common stock for an aggregate purchase price of $154,800 to seven individuals and one entity. Johannes Petersen, a director and the Chief Executive Officer of the Registrant, purchased 1,000,000 of these shares of common stock from Mr. Corcoran. On that same date, Mr. Corcoran agreed to cancel 16,400,000 shares of the Registrant's common stock. Prior to these events, Mr. Corcoran owned 41.6% of the Registrant's common stock and together with Raoul Tsakok, who owned 17.1% at the time, exercised control over the Registrant. Subsequent to these events, Mr. Corcoran will not own any shares of the Registrant's common stock. The Registrant will have 50,896,794 shares of common stock outstanding after taking the cancellation into account. The following individual will exercise significant influence over the
Registrant:

         Name           No. of Shares               Percentage
     ------------       -------------               ----------
     Raoul Tsakok        11,500,000                    22.6%


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGON GOLD RESOURCES, INC.

By: /s/Johannes Petersen
    --------------------
    Johannes Petersen
    Chief Executive Office

Dated:  September 15, 2004

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